As filed with the Securities and Exchange Commission on June 8, 1998
                                                    Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                            -------------------------

                     QWEST COMMUNICATIONS INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)
                            -------------------------

        DELAWARE                                       84-1339282
    (STATE OR OTHER                                    (I.R.S. EMPLOYER
    JURISDICTION OF                                    IDENTIFICATION NO.)
    INCORPORATION OR
     ORGANIZATION)
                                1000 QWEST TOWER
                             555 SEVENTEENTH STREET
                             DENVER, COLORADO 80202
                                 (303) 291-1400
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                   QWEST OPTION PLAN FOR CERTAIN LCI EMPLOYEES
                      LCI INTERNATIONAL 401(k) SAVINGS PLAN
                 U.S. LONG DISTANCE CORP. 401(k) RETIREMENT PLAN
                              (Full title of plan)
                               ------------------

(NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE FOR THE REGISTRANT)


                                ROBERT S. WOODRUFF
                       EXECUTIVE VICE PRESIDENT--FINANCE
                    QWEST COMMUNICATIONS INTERNATIONAL INC.
                                              100 QWEST TOWER
                       555 SEVENTEENTH STREET
                            DENVER, COLORADO 80202
                                 (303) 291-1400

                                    COPY TO:
                             THOMAS A. RICHARDSON, ESQ.,
                             HOLME ROBERTS & OWEN LLP
                            1700 LINCOLN STREET, SUITE 4100
                               DENVER, COLORADO 80203
                                    (303) 861-7000
                              ---------------------------
                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------
                                                          PROPOSED
                                           PROPOSED       MAXIMUM
TITLE OF EACH CLASS OF      AMOUNT         MAXIMUM        AGGREGATE    AMOUNT OF
    SECURITIES TO BE         TO BE      OFFERING PRICE    OFFERING  REGISTRATION
       REGISTERED        REGISTERED       PER UNIT         PRICE          FEE
-------------------------------------------------------------------------------
Common Stock, par
value $.01 per share   15,243,587 shares(1)  $15.30(2)   $233,164,438    $68,784
Common Stock, par
value $.01 per share       500,000 shares(3) $34.26(4)    $17,130,000(4) $ 5,053
Total                   15,743,587 shares                $250,294,438    $73,837
-------------

     (1) Shares covered by the Qwest Option Plan for Certain LCI Employees.
     (2) Based on the average exercise price for the shares of the registrant pursuant to the Agreement and Plan of Merger dated as of March 8, 1998 by and among the registrant, a wholly owned subsidiary of the registrant and LCI International, Inc.
     (3) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the LCI International 401(k) Savings Plan and the U.S. Long Distance Corp. 401(k) Retirement Plan.
     (4) Calculated pursuant to Rule 457(h).

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

      The following documents filed by Qwest Communications International Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are hereby incorporated in this Registration Statement by reference:

      (1) Qwest's annual report on Form 10-K filed on March 19, 1998.

      (2) Qwest's quarterly reports on Form 10-Q filed on May 6, 1998 and on Form 10-Q/A filed on May 7, 1998.

      (3) Qwest's current reports on Form 8- K filed on March 20, 1998, March 27, 1998, April 3, 1998 and April 21, 1998.

      (4) The description of Qwest Common Stock is incorporated by reference to Qwest's Registration Statement on Form S-4/A (Registration No. 333-49915) filed on May 13, 1998.

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

4. DESCRIPTION OF SECURITIES.

   Not applicable.

5. INTERESTS OF NAMED EXPERTS.

   Not applicable.

6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   Section 145 of the Delaware General Corporation Law ("DGCL") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such officer or director acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such officer's or director's conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify such officer or director against the expenses which such officer or director actually and reasonably incurred.

   In accordance with Section 102(b)(7) of the DGCL, the Company's Certificate of Incorporation provides that directors shall not be personally liable for monetary damages for breaches of their fiduciary duty as directors except for
(i) breaches of their duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) certain transactions under Section 174 of the DGCL (unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) transactions from which a director derives an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any actions involving gross negligence.

   The Certificate of Incorporation and the By-laws of the Company provide for indemnification of the Company's officers and directors to the fullest extent permitted by applicable law, except that the By-laws provide that the Company is required to indemnify an officer or director in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the Company. In addition, the Company maintains insurance policies which provide coverage for its officers and directors in certain situations where the Company cannot directly indemnify such officers or directors.

7. EXEMPTION FROM REGISTRATION CLAIMED.

   Not applicable.

8. EXHIBITS.

5.1 Legality Opinion of Holme Roberts & Owen LLP 23.1 Consent of KPMG Peat Marwick LLP
23.2 Consent of Holme Roberts & Owen LLP is included in Exhibit 5.1 24.1 Power of Attorney. See the signature page hereof.


       The undersigned registrant hereby undertakes that the registrant will submit the LCI International 401(k) Savings Plan, the U.S. Long Distance Corp. 401(k) Retirement Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the LCI International 401(k) Savings Plan and the U.S. Long Distance Corp. 401(k) Retirement Plan.

9. UNDERTAKINGS.

      A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post- effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement, or any material change to such information in the Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering.

      B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado on June 8, 1998.

                     Qwest Communications International Inc.



                         By:  /s/Robert S. Woodruff
                             Robert S. Woodruff
                       Executive Vice President - Finance

      We, the undersigned officers and directors of Qwest Communications International Inc. hereby severally constitute and appoint Joseph P. Nacchio and Robert S. Woodruff, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this Registration Statement and any abbreviated Registration Statement in connection with this Registration Statement, and generally to do all things in our names and on our behalf in such capacities to enable the Company to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                 TITLE(S)                         DATE


/s/Philip F. Anschutz       Chairman of the Board            June 8, 1998
------------------------
Philip F. Anschutz
/s/Joseph P. Nacchio        Director, President and Chief    June 8, 1998
------------------------
Joseph P. Nacchio           Executive Officer
/s/Robert S. Woodruff       Director, Executive Vice         June 8, 1998
------------------------
Robert S. Woodruff          President-Finance, Chief
                          Financial Officer, Principal
                            Accounting Officer and
                            Treasurer
/s/Cannon Y. Harvey         Director                         June 8, 1998
Cannon Y. Harvey
                            Director                         June 8, 1998
/s/Richard T. Liebhaber
Richard T. Liebhaber
                            Director                         June 8, 1998
/s/Douglas L. Polson
Douglas L. Polson
                            Director                         June 8, 1998
/s/Craig D. Slater
Craig D. Slater
                            Director                         June 8, 1998
/s/Jordan L. Haines
Jordan L. Haines
                            Director                         June 8, 1998
/s/W. Thomas Stephens
W. Thomas Stephens

/s/Roy A. Wilkens           Director                         June 8, 1998
Roy A. Wilkens

      Pursuant to the requirements of the Securities Act of 1933, the administrator of the LCI International 401(k) Savings Plan has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McLean, State of Virginia on June 6, 1998.


LCI International 401(k) Savings Plan



By    /s/Stan D. Surrette
      Name:  Stan D. Surrette
      Title:  Plan Administrator



      Pursuant to the requirements of the Securities Act of 1933, the administrator of the U.S. Long Distance Corp. 401(k) Retirement Plan has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McLean, State of Virginia on June 8, 1998.



U.S. Long Distance Corp. 401(k) Retirement Plan



By    /s/Lee M. Weiner
      Name:  Lee M. Weiner
      Title:  Plan Administrator

                                 EXHIBIT INDEX

Exhibit
Number            Description                               Page

5.1   Legality Opinion of Holme Roberts & Owen LLP

23.1  Consent of KPMG Peat Marwick LLP

23.2  Consent of Holme Roberts & Owen LLP is included in Exhibit 5.1

24.1 Power of Attorney. See the signature page hereof.